Exhibit 107
CALCULATION OF FILING FEE TABLE
424(b)(5)
(Form Type)

Kimco Realty Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Newly Registered Securities	Equity	Common Stock, par value $0.01 per share(1)	457(c)	484,406(1)(3)	$10,114,397.30(2)	0.0001381	$1,396.80
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share(4)	415(a)(6)	1,841,273(3)(4)	$0(3)(4)		$0	S-3	333-269102	January 3, 2023	$0
	Total Offering Amounts				$10,114,397.30		$1,396.80
	Total Fee Previously Paid						$0
	Total Fee Offsets						$0
	Net Fee Due						$1,396.80

(1)
Includes up to 484,406 shares of common stock, par value $0.01 per share (the “Common Stock”), issuable in exchange for limited partnership units in WRI/Raleigh LP, Pearl Towers LLC, Kimco Pergament, LLC, Kim-Fur Retail Holdings, LLC and Kimco Union Crescent, LLC, tendered for redemption by one or more of such unit holders pursuant to their contractual rights.

(2)
Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Security is based upon the average of the high and low prices for the Registrant’s Common Stock as reported on the New York Stock Exchange on October 31, 2025 ($20.88).

(3)
Pursuant to Rule 416 under the Securities, the shares of Common Stock offered hereby shall also be deemed to cover such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(4)
This prospectus supplement includes 1,841,273 shares of Common Stock registered under the prospectus supplement filed by Kimco Realty Corporation on January 3, 2023 and the registration statement on Form S-3 (File No. 333-269102) filed by Kimco Realty Corporation on January 3, 2023, which have not been sold. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with such unsold shares will continue to be applied to such unsold shares.